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                                                                   EXHIBIT(h)(5)

                      AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization dated as of September 11, 2007 (the "Agreement") is between each selling entity identified in Schedules A, B and C hereto (each a "Selling Corporation")(1), on behalf of each series thereof identified in Schedules A, B and C hereto as a Selling Fund (each a "Selling Fund"), the corresponding buying entity identified in Schedules A, B and C hereto (the "Buying Trust")(2), on behalf of each series thereof identified in Schedules A, B and C hereto as the corresponding Buying Fund (each a "Buying Fund"), and RiverSource Investments, LLC (solely for the purposes of Sections 3c and 11 of this Agreement).

This Agreement and Plan of Reorganization addresses three sets of reorganizations, the "RIC Redomiciling Reorganizations" identified in Schedule A, the "Non-RIC Redomiciling Reorganizations" identified in Schedule B, and the "Core Bond-Diversified Bond Fund Reorganization" identified in Schedule C.

This Agreement shall be treated as if each reorganization between a Selling Fund and its corresponding Buying Fund contemplated hereby had been the subject of a separate agreement.

In consideration of their mutual promises, the parties agree as follows:

1. CONTRACT HOLDER APPROVAL. Each Selling Fund will call a meeting of its contract holders for the purpose of approving the Agreement and the transactions it contemplates (each a "Reorganization"). Each Buying Fund agrees to furnish data and information, as reasonably requested, for the proxy statement to be furnished to shareholders of the corresponding Selling Fund.

2.    REORGANIZATION.

      a. Plan of Reorganization. The RIC Redomiciling Reorganizations and the Core Bond - Diversified Bond Fund Reorganization will be reorganizations within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The Non-RIC Redomiciling Reorganizations will be liquidations of the relevant Selling Fund into the Relevant Buying Fund for federal income tax purposes. It is intended that the Plans of Reorganization for the Non-RIC Redomiciling Reorganizations will also serve as Plans of Liquidations for federal income tax purposes. At the Closing, each relevant Selling Corporation will convey all of the assets of each relevant Selling Fund to the corresponding relevant Buying Fund. Each relevant Buying Fund will assume all liabilities of the corresponding relevant Selling Fund. At the Closing, the Buying Trust will deliver shares of each relevant Buying Fund, including fractional shares, to the corresponding Selling Corporation. The number of shares will be determined by dividing the value of the net assets of shares of each relevant Selling Fund, computed as described in paragraph 3(a), by the net asset value of one share of the corresponding relevant Buying Fund, computed as described in paragraph 3(b). Each relevant Selling Fund will not pay a sales charge on the receipt of the corresponding relevant Buying Fund's shares in exchange for the assets of such relevant Selling Fund. In addition, the separate account shareholders of each relevant Selling Fund will not pay a sales charge on distribution to them of shares of the corresponding relevant Buying Fund.

      b. Closing and Effective Time of the Reorganization. The Reorganization and all related acts necessary to complete the Reorganization (the "Closing") will occur on the first day on which the New York Stock Exchange (the "NYSE") is open for business following approval of contract holders of each Selling Fund and receipt of all necessary regulatory approvals, or such later date as the parties may agree.

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(1)   As noted in Schedule C, the Selling Corporation for the Core Bond -
      Diversified Bond Fund Reorganization will be either RiverSource Variable Portfolio - Income Series, Inc., a Minnesota corporation on behalf of its series, RiverSource Variable Portfolio - Core Bond Fund (in the event that shareholders of the RiverSource Variable Portfolio - Core Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A) or RiverSource Variable Series Trust, on behalf of its series RiverSource Variable Portfolio - Core Bond (in the event that shareholders of the RiverSource Variable Portfolio - Core Bond Fund approve the RIC Redomiciling Reorganization of their fund described in Schedule A).

(2) As noted in Schedule C, the Buying Trust will be either RiverSource Variable Portfolio - Income Series, Inc., a Minnesota corporation on behalf of its series, RiverSource Variable Portfolio - Diversified Bond Fund (in the event that shareholders of the RiverSource Variable Portfolio
      - Diversified Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A), or RiverSource Variable Portfolio
      - Diversified Bond Fund, a series of RiverSource Variable Series Trust in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund approve the RIC Redomiciling reorganization of their fund described in Schedule A.

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3.    VALUATION OF NET ASSETS.

      a. The net asset value of shares of each Selling Fund will be computed as of the close of regular trading on the NYSE on the business day immediately preceding the day of Closing (the "Valuation Date") using the valuation procedures in the corresponding Buying Fund's prospectus.

      b. The net asset value per share of shares of each Buying Fund will be determined as of the close of regular trading on the NYSE on the Valuation Date, using the valuation procedures in each Buying Fund's prospectus.

      c. At the Closing, each Selling Fund will provide the corresponding Buying Fund with a copy of the computation showing the valuation of the net asset value per share of shares of such Selling Fund on the Valuation Date. Each Buying Fund will provide the corresponding Selling Fund with a copy of the computation showing the determination of the net asset value per share of shares of such Buying Fund on the Valuation Date. Both computations will be certified by an officer of RiverSource Investments, LLC, the investment manager.

4.    LIQUIDATION AND DISSOLUTION OF THE SELLING FUND.

      a. As soon as practicable after the Valuation Date, each Selling Corporation will liquidate each Selling Fund and distribute shares of each class of the corresponding Buying Fund to such Selling Fund's shareholders of record of such class. Each Buying Fund will establish shareholder accounts in the names of each corresponding Selling Fund shareholder, representing the respective pro rata number of full and fractional shares of such class the Buying Fund due to each shareholder. All issued and outstanding shares of each Selling Fund will simultaneously be cancelled on the books of each Selling Corporation. Each Buying Fund or its transfer agent will establish shareholder accounts in accordance with instructions from the corresponding Selling Corporation.

      b. Immediately after the Valuation Date, the share transfer books of each Selling Corporation relating to each Selling Fund will be closed and no further transfer of shares will be made.

      c. Promptly after the distribution, each Buying Fund or its transfer agent will notify each shareholder of the corresponding Selling Fund of the number of shares distributed to the shareholder and confirm the registration in the shareholder's name.

      d. As promptly as practicable after the liquidation of each Selling Fund, and in no event later than twelve months from the date of the Closing, each Selling Fund will be dissolved.

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYING TRUST.

      With respect to each Reorganization, the Buying Trust represents and warrants to the corresponding Selling Fund as follows:

      a. Organization, Existence, etc. The Buying Trust is a Massachusetts business trust that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts (for the Core Bond - Diversified Bond Fund Reorganization, in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Trust is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota and has the power to carry on its business as it is now being conducted).

      b. Registration as Investment Company. The Buying Fund is a series of the Buying Trust, registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end, management investment company.

      c. Capitalization. The beneficial interest in the Buying Trust shall at all times be divided into an unlimited number of shares, without par value (for the Core Bond - Diversified Bond Fund Reorganization, in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Trust has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share). For each Reorganization other than the Core Bond - Diversified Bond Fund Reorganization, the Buying Trust was formed for the purpose of the Redomiciling Reorganizations, and has no shares of beneficial interest issued and outstanding. All of the outstanding shares of the Buying Trust will be duly authorized and will be validly issued, fully paid and non-assessable. Since the Buying Fund will be engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

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      d.    Financial Statements. For the Core Bond - Diversified Bond Fund
            Reorganization, the audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the "Buying Fund Financial Statements"), fairly present the financial position of the Buying Fund and the results of its operations and changes in its net assets for the periods shown.

      e. Shares to be Issued Upon Reorganization. The shares to be issued in connection with the Reorganization will be duly authorized and, at the time of the Closing, will be validly issued, fully paid and non-assessable.

      f. Authority Relative to the Agreement. The Buying Trust has the power to enter into and carry out the obligations described in this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Trustees of Buying Trust and no other proceedings by the Buying Trust or the Buying Fund are necessary.

      g. No Violation. The Buying Trust is not in violation of its Agreement and Declaration of Trust or By-Laws (the "Charter Documents") or in default in the performance of any material agreement to which it is a party (for the Core Bond - Diversified Bond Fund Reorganization described in Schedule C, in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Fund is not in violation of its Articles of Incorporation or By-Laws (the "Articles") or in default in the performance of any material agreement to which it is a party). The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with, or constitute a breach of, any material contract or other instrument to which the Buying Fund is subject. The transactions will not result in any violation of the provisions of the Charter Documents or Articles, as the case may be, or any law, administrative regulation or administrative or court decree applicable to the Buying Fund.

      h. Liabilities. The Buying Fund has no liabilities other than liabilities previously disclosed to the Selling Fund. For the Core Bond - Diversified Bond Fund Reorganization, the Buying Fund has no liabilities other than liabilities disclosed in the Buying Fund Financial Statements, liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or liabilities previously disclosed to the Selling Fund, none of which has been materially adverse to the business, assets or results of operation of the Buying Fund.

      i. Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Buying Fund, threatened, that would materially and adversely affect the Buying Fund or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Buying Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and the Buying Fund is not a party to or subject to the provisions of any order, decree or judgment.

      j. Contracts. Except for contracts and agreements previously disclosed to the Selling Corporation, the Buying Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

      k. Regulated Investment Company Qualification. With respect to each RIC Redomiciling Reorganization, the Buying Fund intends to meet the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year beginning with the commencement of operations on the Closing Date. With respect to each RIC Redomiciling Reorganization, each Buying Fund intends to comply in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders and to avoid any potential material penalties that could be imposed thereunder. With respect to the Core Bond - Diversified Bond Fund Reorganization, in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Fund will have qualified as a regulated investment company under the Internal Revenue Code with respect to its first taxable year since commencement of its operations and will qualify as a regulated investment company at all times through Closing, and in the event that the shareholders of RiverSource Variable Portfolio - Diversified Bond Fund do approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Fund will intend to qualify as a regulated investment company under the Internal Revenue Code with respect to its first taxable year.

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      l.    Taxes. Except with respect to the Core Bond - Diversified Bond Fund
            Reorganization, as of the Closing, no federal or state tax returns of a Buying Fund will have been required by law to be filed and no federal or state taxes will be due; each Buying Fund will not have been required to pay any assessments; and each Buying Fund will not have any tax liabilities. Consequently, each Buying Fund will not have any tax deficiency or liability asserted against it or question with respect thereto raised, and each Buying Fund will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid. For Core Bond - Diversified Bond Fund Reorganization, the Buying Fund will (i) have filed all federal and other tax returns and reports that have been required to be filed, (ii) have paid or provided for payment of all federal and other taxes shown to be due on such returns or on any assessments received, (iii) have adequately provided for all tax liabilities on its books, (iv) except as disclosed to the Selling Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and (v) except as disclosed to the Selling Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

      m. Registration Statement. With respect to the Core Bond - Diversified Bond Fund Reorganization, the Buying Fund will file a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") relating to the shares to be issued in the Reorganization. At the time the Registration Statement becomes effective, at the time of the shareholders' meeting and at the Closing, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, none of the representations and warranties in this subsection apply to statements in, or omissions from, the Registration Statement made in reliance on information furnished by the Selling Fund for use in the Registration Statement.

      n. Business Activities. With respect to each RIC Redomiciling Reorganization and each Non-RIC Redomiciling Reorganization, and the Core Bond Fund - Diversified Bond Fund Reorganization in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund do approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Fund will not carry on any business activities between the date hereof and the Closing Date, it being understood that the Buying Fund was formed solely for the purpose of consummating the corresponding Reorganization. With respect to the Core Bond - Diversified Bond Fund Reorganization, in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Fund will operate its business in the ordinary course between the Closing Date of that Redomiciling Reorganization and the Closing Date of the Core Bond - Diversified Bond Fund Reorganization, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions and any other distribution that may be advisable.

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH SELLING CORPORATION.

      With respect to each Reorganization, the Selling Corporation represents and warrants to the corresponding Buying Fund as follows:

      a. Organization, Existence, etc. The Selling Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota and has the power to carry on its business as it is now being conducted (for the Core Bond - Diversified Bond Fund Reorganization described in Schedule C, in the event that shareholders of RiverSource Variable Portfolio - Core Bond Fund approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Selling Corporation is a Massachusetts business trust that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts).

      b. Registration as Investment Company. The Selling Fund is a series of its corresponding Selling Corporation, registered under the 1940 Act as an open-end, management investment company.

      c. Capitalization. The Selling Corporation has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share (for the Core Bond - Diversified Bond Fund Reorganization described in Schedule C, in the event that shareholders of RiverSource Variable Portfolio - Core Bond Fund approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the beneficial interest of the Selling Corporation shall at all times be divided into an unlimited number of shares, without par value). All of the outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. Since the Selling Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

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      d.    Financial Statements. The audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the "Selling Fund Financial Statements"), fairly present the financial position of the Selling Fund, and the results of its operations and changes in its net assets for the periods shown.

      e. Authority Relative to the Agreement. The Selling Corporation has the power to enter into and to carry out its obligations under this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors or the Board of Trustees, as the case may be, of the Selling Corporation and no other proceedings by the Selling Corporation or the corresponding Selling Fund are necessary.

      f. No Violation. The Selling Corporation is not in violation of its Articles or in default in the performance of any material agreement to which it is a party (for the Core Bond - Diversified Bond Fund Reorganization described in Schedule C, in the event that shareholders of RiverSource Variable Portfolio - Core Bond Fund approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Selling Corporation is not in violation of its Charter Documents). The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with or constitute a breach of, any material contract to which each Selling Fund is subject. The transactions will not result in any violation of the provisions of the Articles or any law, administrative regulation or administrative or court decree applicable to each Selling Fund.

      g. Liabilities. The Selling Fund has no liabilities other than liabilities disclosed in the Selling Fund Financial Statements, liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or liabilities previously disclosed to the Buying Fund, none of which has been materially adverse to the business, assets or results of operation of the corresponding Selling Fund.

      h. Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Selling Fund, threatened, that would materially and adversely affect the Selling Fund, its financial condition or the conduct of its business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and is not a party to or subject to the provisions of any order, decree or judgment.

      i. Contracts. Except for contracts and agreements previously disclosed to the Buying Trust, the Selling Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

      j. Regulated Investment Company Qualification. With the exception of the Selling Fund in the Core Bond - Diversified Bond Fund Reorganization in the event that the shareholders of RiverSource Variable Portfolio - Diversified Bond Fund do approve the RIC Redomiciling Reorganization of their fund described in Schedule A, each Selling Fund has qualified as a regulated investment company under the Internal Revenue Code with respect to each taxable year since commencement of its operations and will qualify as regulated investment company at all times through the Closing. Each Selling Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders and is not liable for any material penalties that could be imposed thereunder.

      k. Taxes. As of the Closing, each Selling Fund will (i) have filed all federal and other tax returns and reports that have been required to be filed, (ii) have paid or provided for payment of all federal and other taxes shown to be due on such returns or on any assessments received, (iii) have adequately provided for all tax liabilities on its books, (iv) except as disclosed to the corresponding Buying Fund, not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and (v) except as disclosed to the corresponding Buying Fund, not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

      l. Fund Securities. All securities listed in the schedule of investments of each Selling Fund as of the Closing will be owned by such Selling Fund free and clear of any encumbrances, except as indicated in the schedule.

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      m.    Registration Statement. With respect to the Core Bond - Diversified
            Bond Fund Reorganization described in Schedule C, the Selling Fund will cooperate with the corresponding Buying Fund and will furnish information relating to the Selling Corporation and the Selling Fund required in the Registration Statement. At the time the Registration Statement becomes effective, at the time of the shareholders' meeting and at the Closing, the Registration Statement, as it relates to the Selling Corporation or the Selling Fund listed, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, the representations and warranties in this subsection apply only to statements in or omissions from the Registration Statement made in reliance upon information furnished by the Selling Corporation or the Selling Fund for use in the Registration Statement.

      n. Provision of Books and Records. The Selling Fund will provide its books and records to the corresponding Buying Fund for purposes of preparing any tax returns required by law to be filed after the Closing date, including (1) the tax return for the period ending on the Closing date, and (2) the tax return for the period beginning the date after the Closing and ending the earlier of the current fiscal year-end of the Buying Fund and the taxable year end chosen by the corresponding Buying Fund following each Reorganization.

      o. Business Activities. The Selling Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions and any other distribution that may be advisable.

7. CONDITIONS TO OBLIGATIONS OF THE BUYING TRUST. The obligations of the Buying Trust with respect to each Reorganization are subject to the satisfaction of the following conditions:

      a. Contract Holder Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of all Selling Fund shares entitled to vote.

      b. Representations, Warranties and Agreements. The Selling Corporation and the corresponding Selling Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the Selling Corporation will provide a certificate to the Buying Fund confirming that, as of the Closing, the representations and warranties set forth in Section 6 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the corresponding Selling Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of each Selling Corporation, and delivered to the Buying Fund on or prior to the last business day before the Closing.

      c.    Regulatory Approvals.

            - The Registration Statement referred to in Sections 5(m) and 6(m) will be effective and no stop orders under the 1933 Act will have been issued.

            - All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.

      d. Opinion of Counsel. The Buying Trust will have received an opinion of counsel for the Selling Corporation, dated as of the Closing, to the effect that: (i) the Selling Corporation is a corporation duly organized and validly existing under the laws of the state of Minnesota (for the Core Bond - Diversified Bond Fund Reorganization described in Schedule C in the event that shareholders of RiverSource Variable Portfolio - Core Bond Fund approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Selling Corporation is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts); (ii) each Selling Fund is a series of the corresponding Selling Corporation, an open-end investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization have been duly authorized and approved by all requisite action of each Selling Corporation and each Selling Fund and this Agreement has been duly executed by, and is a valid and binding obligation of, each Selling Corporation.

      e. Declaration of Dividend. With respect to the Non-RIC Redomiciling Reorganizations and the Core Bond - Diversified Bond Fund Reorganization, each Selling Fund, prior to the Closing, has declared a dividend or dividends, which, together with all previous such dividends, shall have the effect of distributing to each Selling Fund shareholders (i) all of the excess of (x) each Selling Fund's investment income excludable from gross income under Section 103 of the Code over (y) each Selling Fund's deductions disallowed under Sections 265 and 171 of the Code, (ii) all of each Selling Fund's investment company taxable income as defined in Section 852 of the Code (in each case computed without regard to any deduction for dividends paid) and (iii) all of each Selling Fund's net capital gain realized (after reduction for any capital loss carryover), in each case for the current taxable year (which will end on the Closing date) and any preceding taxable years for which such a dividend is eligible to be made under Section 855 of the Code.

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8.    CONDITIONS TO OBLIGATIONS OF THE SELLING CORPORATION. The obligations of the Selling Corporation with respect to each Reorganization are subject to the satisfaction of the following conditions:

      a. Contract Holder Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the voting power of all Selling Fund shares entitled to vote.

      b. Representations, Warranties and Agreements. The Buying Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the Buying Trust will provide a certificate to the Selling Fund confirming that, as of the Closing, the representations and warranties set forth in Section 5 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the corresponding Buying Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the Buying Trust, and delivered to the Selling Fund on or prior to the last business day before the Closing.

      c.    Regulatory Approvals.

            - The Registration Statement referred to in Sections 5(m) and 6(m) will be effective and no stop orders under the 1933 Act will have been issued.

            - All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.

      d. Opinion of Counsel. The Selling Corporation will have received the opinion of counsel for the Buying Trust, dated as of the Closing, to the effect that: (i) the Buying Trust is a corporation duly organized and validly existing under the laws of the state of Minnesota (for the Core Bond - Diversified Bond Fund Reorganization described in Schedule C, in the event that shareholders of RiverSource Variable Portfolio - Core Bond Fund approve the RIC Redomiciling Reorganization of their fund described in Schedule A, the Buying Trust is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts); (ii) the Buying Fund is a series of the Buying Trust, an open-end investment company registered under the 1940 Act;
            (iii) this Agreement and the Reorganization have been authorized and approved by all requisite action of the Buying Trust and this Agreement has been duly executed by, and is a valid and binding obligation of, the Buying Trust; and (iv) the shares to be issued in the Reorganization are duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully paid and non-assessable shares of the Buying Fund.

9. CONDITIONS TO OBLIGATIONS OF EACH OF THE SELLING CORPORATION AND THE BUYING TRUST. The obligations of each of the Selling Corporation and the Buying Trust with respect to each Reorganization are subject to the satisfaction of the following conditions:

      Tax Opinion. With respect to each RIC Redomiciling Reorganization and the Core Bond - Diversified Bond Fund Reorganization, each Selling Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to each Selling Fund, and each Buying Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to each Buying Fund, each substantially to the effect that, on the basis of existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules and court decisions, generally for federal income tax purposes:

      a. The transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code, and each Selling Fund and the corresponding Buying Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

      b. No gain or loss will be recognized by each Selling Fund upon the transfer of its assets to the corresponding Buying Fund in exchange for the acquisition shares or upon the distribution of the acquisition shares by such Selling Fund to its shareholders in liquidation, as contemplated in paragraph 1 hereof;

      c. No gain or loss will be recognized by each Buying Fund upon receipt of the assets of the corresponding Selling Fund in exchange for acquisition shares and the assumption by each Buying Fund of the liabilities of such Selling Fund as contemplated in paragraph 1 hereof;

      d. The basis in the hands of each Buying Fund of the assets of each Selling Fund transferred to the Buying Fund in the Reorganization will be the same as the basis of such assets in the hands of such Selling Fund immediately prior to the transfer;

      e. The holding periods of the assets of each Selling Fund in the hands of each Buying Fund will include the periods during which such assets were held by each Selling Fund;

      f. No gain or loss will be recognized by each Selling Fund's shareholders upon the exchange of their shares of each Selling Fund for the acquisition shares;

      g. The aggregate basis of the acquisition shares each Selling Fund shareholder receives in connection with the Reorganization will be the same as the aggregate basis of his or her Selling Fund's shares exchanged therefor;

      h. Each Selling Fund shareholder's holding period for the acquisition shares will be determined by including the period for which he or she held the Selling Fund's shares exchanged therefor, provided that the shareholder held such Selling Fund's shares as capital assets; and

      i. Each Buying Fund will succeed to and take into account the items of the Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

      Tax Opinion. With respect to each Non-RIC Redomiciling Reorganization identified in Schedule B, the Selling Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to each Selling Fund, and each Buying Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to each Buying Fund, each substantially to the effect that, on the basis of existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules and court decisions, generally for federal income tax purposes:

      The Selling Fund's distribution (in a form qualifying for the deduction for dividends paid) of any gain the Selling Fund recognizes in the Non-RIC Redomiciling Reorganization will eliminate any tax liability of the Selling Fund on such gain.

      The opinions will be based on certain factual certifications made by officers of the Selling Fund and the corresponding Buying Fund and will also be based on customary assumptions. The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above.

      Ropes & Gray LLP will express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.

10. AMENDMENT; TERMINATION; NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS.

      a. This Agreement may be amended in writing if authorized by the respective Boards of Directors/Trustees. The Agreement may be amended at any time before or after approval by the shareholders of each Selling Fund.

      b. At any time prior to the Closing, any of the parties may waive in writing (i) any inaccuracies in the representations and warranties made to it and (ii) compliance with any of the covenants or conditions made for its benefit.

      c. Each party hereto may terminate this Agreement at any time prior to the Closing by notice to the other party if a material condition to its performance or a material covenant of the other party is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the other party and is not cured.

      d. This Agreement may be terminated by any party at any time prior to the Closing, whether before or after approval by the shareholders of each Selling Fund, without any liability on the part of either party or its respective directors, officers, or shareholders, on written notice to the other party, and shall be terminated without liability as of the close of business on December 31, 2008, or a later date agreed upon by the parties, if the Closing is not on or prior to that date.

      e. The representations, warranties and covenants contained in this Agreement, or in any document delivered in connection with this Agreement, will survive the Reorganization.

11. EXPENSES. RiverSource Investments, LLC and its affiliates will pay all solicitation expenses in order to achieve shareholder approval of each Reorganization whether or not the Reorganization is completed and will bear the other costs of effecting each Reorganization (other than any brokerage or other transaction costs associated with the sale or purchase of portfolio securities in connection with a Reorganization).

12.   GENERAL.

      a. Headings. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Nothing in this Agreement is intended to confer upon any other person any rights or remedies by reason of this Agreement.

      b. Governing Law. This Agreement will be governed by the laws of the state of Minnesota.

13. INDEMNIFICATION. Each party will indemnify and hold the other and its officers and directors (each an "Indemnitee") harmless from and against any liability or other cost and expense, in connection with the defense or disposition of any action, suit, or other proceeding, before any court or administrative or investigative body in which the Indemnitee may be involved as a party, with respect to actions taken under this Agreement. However, no Indemnitee will be indemnified against any liability or expense arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Indemnitee's position.

14. NON-RECOURSE. A copy of the Declaration of Trust of RiverSource Variable Series Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of such fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and properties of the relevant Acquiring Fund.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed.

RIVERSOURCE VARIABLE PORTFOLIO -- INCOME SERIES, INC., on behalf of
   RiverSource Variable Portfolio -- Core Bond Fund
   RiverSource Variable Portfolio -- Diversified Bond Fund
   RiverSource Variable Portfolio -- Global Bond Fund
   RiverSource Variable Portfolio -- Global Inflation Protected Securities Fund RiverSource Variable Portfolio -- High Yield Bond Fund
   RiverSource Variable Portfolio -- Income Opportunities Fund
   RiverSource Variable Portfolio -- Short Duration U.S. Government Fund RIVERSOURCE VARIABLE PORTFOLIO -- INVESTMENT SERIES, INC., on behalf of
   RiverSource Variable Portfolio -- Emerging Markets Fund
   RiverSource Variable Portfolio -- Growth Fund
   RiverSource Variable Portfolio -- International Opportunity Fund
   RiverSource Variable Portfolio -- Large Cap Equity Fund
   RiverSource Variable Portfolio -- Large Cap Value Fund
   RiverSource Variable Portfolio -- Mid Cap Growth Fund
   RiverSource Variable Portfolio -- Mid Cap Value Fund
   RiverSource Variable Portfolio -- S&P 500 Index Fund
   RiverSource Variable Portfolio -- Small Cap Advantage Fund
RIVERSOURCE VARIABLE PORTFOLIO -- MANAGED SERIES, INC., on behalf of
   RiverSource Variable Portfolio -- Balanced Fund
   RiverSource Variable Portfolio -- Diversified Equity Income Fund
RIVERSOURCE VARIABLE PORTFOLIO -- MANAGERS SERIES, INC., on behalf of
   RiverSource Variable Portfolio -- Fundamental Value Fund
   RiverSource Variable Portfolio -- Select Value Fund
   RiverSource Variable Portfolio -- Small Cap Value Fund
RIVERSOURCE VARIABLE PORTFOLIO -- MONEY MARKET SERIES, INC., on behalf of
   RiverSource Variable Portfolio -- Cash Management Fund

RIVERSOURCE VARIABLE PORTFOLIO -- SELECT SERIES INC., on behalf of
   RiverSource Variable Portfolio -- Core Equity Fund

By:     /s/ Patrick T. Bannigan
Name:   Patrick T. Bannigan
Title:  President

RIVERSOURCE VARIABLE SERIES TRUST, on behalf of
   RiverSource Variable Portfolio -- Balanced Fund
   RiverSource Variable Portfolio -- Cash Management Fund
   RiverSource Variable Portfolio -- Core Bond Fund
   RiverSource Variable Portfolio -- Core Equity Fund
   RiverSource Variable Portfolio -- Diversified Bond Fund
   RiverSource Variable Portfolio -- Diversified Equity Income Fund
   RiverSource Variable Portfolio -- Emerging Markets Fund
   RiverSource Variable Portfolio -- Fundamental Value Fund
   RiverSource Variable Portfolio -- Global Bond Fund
   RiverSource Variable Portfolio -- Global Inflation Protected Securities Fund RiverSource Variable Portfolio -- Growth Fund
   RiverSource Variable Portfolio -- High Yield Bond Fund
   RiverSource Variable Portfolio -- Income Opportunities Fund
   RiverSource Variable Portfolio -- International Opportunity Fund
   RiverSource Variable Portfolio -- Large Cap Equity Fund
   RiverSource Variable Portfolio -- Large Cap Value Fund
   RiverSource Variable Portfolio -- Mid Cap Growth Fund
   RiverSource Variable Portfolio -- Mid Cap Value Fund
   RiverSource Variable Portfolio -- S&P 500 Index Fund
   RiverSource Variable Portfolio -- Select Value Fund
   RiverSource Variable Portfolio -- Short Duration U.S. Government Fund RiverSource Variable Portfolio -- Small Cap Advantage Fund
   RiverSource Variable Portfolio -- Small Cap Value Fund

By:     /s/ Patrick T. Bannigan
Name:   Patrick T. Bannigan
Title:  President

The undersigned is a party to this Agreement for the purposes of Section 3c and 11 only.

RIVERSOURCE INVESTMENTS, LLC

By:     /s/ William F. Truscott
Name:   William F. Truscott
Title:  President and Chief Investment Officer

                                                                      SCHEDULE A

RIC REDOMICILING REORGANIZATIONS

                                                                                                    BUYING ENTITY
                                                                                       (EACH A SERIES OF RIVERSOURCE VARIABLE
SELLING ENTITY                                    SELLING FUNDS                                      SERIES TRUST)
----------------------------  --------------------------------------------------  -------------------------------------------------
RiverSource Variable
Portfolio -- Income Series,
Inc.
                              RiverSource Variable Portfolio -- Core Bond Fund    RiverSource Variable Portfolio -- Core Bond Fund

                              RiverSource Variable Portfolio -- Diversified Bond  RiverSource Variable Portfolio -- Diversified Bond
                              Fund                                                Fund

                              RiverSource Variable Portfolio -- Global Bond Fund  RiverSource Variable Portfolio -- Global Bond Fund

                              RiverSource Variable Portfolio -- Global Inflation  RiverSource Variable Portfolio -- Global Inflation
                              Protected Securities Fund                           Protected Securities Fund

                              RiverSource Variable Portfolio -- High Yield Bond   RiverSource Variable Portfolio -- High Yield Bond
                              Fund                                                Fund

                              RiverSource Variable Portfolio -- Income            RiverSource Variable Portfolio -- Income
                              Opportunities Fund                                  Opportunities Fund

                              RiverSource Variable Portfolio -- Short Duration    RiverSource Variable Portfolio -- Short Duration
                              U.S. Government Fund                                U.S. Government Fund

RiverSource Variable
Portfolio -- Investment
Series, Inc.

                              RiverSource Variable Portfolio -- Emerging Markets  RiverSource Variable Portfolio -- Emerging Markets
                              Fund                                                Fund

                              RiverSource Variable Portfolio -- International     RiverSource Variable Portfolio -- International
                              Opportunity Fund                                    Opportunity Fund

RiverSource Variable
Portfolio -- Money Market
Series, Inc.

                              RiverSource Variable Portfolio -- Cash Management   RiverSource Variable Portfolio -- Cash Management
                              Fund                                                Fund

                                                                      SCHEDULE B

NON-RIC REDOMICILING REORGANIZATIONS

                                                                                                    BUYING ENTITY
                                                                                       (EACH A SERIES OF RIVERSOURCE VARIABLE
SELLING ENTITY                                    SELLING FUNDS                                      SERIES TRUST)
----------------------------  --------------------------------------------------  -------------------------------------------------
RiverSource Variable
Portfolio -- Investment
Series, Inc.

                              RiverSource Variable Portfolio -- Growth Fund       RiverSource Variable Portfolio -- Growth Fund

                              RiverSource Variable Portfolio -- Large Cap Equity  RiverSource Variable Portfolio -- Large Cap
                              Fund                                                Equity Fund

                              RiverSource Variable Portfolio -- Large Cap Value   RiverSource Variable Portfolio -- Large Cap
                              Fund                                                 Value Fund

                              RiverSource Variable Portfolio -- Mid Cap Growth    RiverSource Variable Portfolio -- Mid Cap Growth
                              Fund                                                Fund

                              RiverSource Variable Portfolio -- Mid Cap Value     RiverSource Variable Portfolio -- Mid Cap
                              Fund                                                Value Fund

                              RiverSource Variable Portfolio -- S&P 500 Index     RiverSource Variable Portfolio -- S&P 500
                              Fund                                                Index Fund

                              RiverSource Variable Portfolio -- Small Cap         RiverSource Variable Portfolio -- Small Cap
                              Advantage Fund                                      Advantage Fund

RiverSource Variable
Portfolio -- Managed
Series, Inc.

                              RiverSource Variable Portfolio -- Balanced Fund     RiverSource Variable Portfolio -- Balanced Fund

                              RiverSource Variable Portfolio -- Diversified       RiverSource Variable Portfolio -- Diversified
                              Equity Income Fund                                  Equity Income Fund

RiverSource Variable
Portfolio -- Managers
Series, Inc.

                              RiverSource Variable Portfolio -- Fundamental       RiverSource Variable Portfolio -- Fundamental
                              Value Fund                                          Value Fund

                              RiverSource Variable Portfolio -- Select Value      RiverSource Variable Portfolio -- Select
                              Fund                                                Value Fund

                              RiverSource Variable Portfolio -- Small Cap Value   RiverSource Variable Portfolio -- Small Cap Value
                              Fund                                                Fund

RiverSource Variable
Portfolio -- Select
Series, Inc.

                              RiverSource Variable Portfolio -- Core              RiverSource Variable Portfolio -- Core
                              Equity Fund                                         Equity Fund

                                                                      SCHEDULE C

CORE BOND -- DIVERSIFIED BOND FUND REORGANIZATION

SELLING ENTITY                         SELLING FUND                 BUYING ENTITY                         BUYING FUND
---------------------------   ---------------------------  --------------------------------   -----------------------------------
RiverSource Variable Series   RiverSource Variable         RiverSource Variable Series        RiverSource Variable Portfolio --
Trust(1)                      Portfolio -- Core Bond Fund  Trust(2)                           Diversified Bond Fund

------------

(1) RiverSource Variable Portfolio - Income Series, Inc. in the event that shareholders of the RiverSource Variable Portfolio - Core Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A.

(2) RiverSource Variable Portfolio - Income Series, Inc. in the event that shareholders of the RiverSource Variable Portfolio - Diversified Bond Fund do not approve the RIC Redomiciling Reorganization of their fund described in Schedule A.